Exhibit 23.6



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement Amendment No. 5 on Form S-3 of XL Capital Ltd of our report dated May 5, 2003 relating to the financial statements of XL Capital Finance (Europe) plc, which appear in such Registration Statement, for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Amended Registration Statement.

PRICEWATERHOUSECOOPERS


Chartered Accountants
Hamilton, Bermuda
June 10, 2003